UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017

BAKER HUGHES, A GE COMPANY			BAKER HUGHES, A GE COMPANY, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield Road
Houston, Texas 77073

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

In accordance with General Instructions B.2. of Form 8-K, the information furnished pursuant to this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

INTRODUCTION

The information in this Current Report on Form 8-K is being furnished by Baker Hughes, a GE company (“BHGE”) and Baker Hughes, a GE company, LLC (“BHGE LLC”) to present the condensed combined financial statements of the oil and gas business of General Electric Company (“GE O&G”) as of and for the three and six months ended June 30, 2017 and 2016, and a summary management’s discussion and analysis on the financial condition and results of operations of GE O&G for such periods. This Current Report is not a Quarterly Report on Form 10-Q, and does not contain all of the information, including segment information, notes to the financial statements and detailed management’s discussion and analysis, that would be required in a Quarterly Report on Form 10-Q.

The GE O&G condensed combined financial statements included in this Current Report were prepared on the same basis as the GE O&G combined financial statements for the three months ended March 31, 2017 and for the three years ended December 31, 2016, included in BHGE’s Registration Statement on Form S-4 (Registration No. 333-216991), as amended, initially filed with the U.S. Securities and Exchange Commission (“SEC”) on March 29, 2017 and declared effective on May 30, 2017 (the “Registration Statement”), beginning on page FS-1.

GE O&G was comprised of assets, liabilities, and results of operations of certain dedicated legal entities owned by General Electric Company (“GE”), a U.S. listed company, as well as certain non-GE O&G legal entities, which were shared legal entities within GE.

Subsequent to the period ended June 30, 2017, we consummated our previously announced business combination (the “Transactions”) of GE O&G and Baker Hughes Incorporated (“Baker Hughes”). The Transactions were completed on July 3, 2017 (the “Closing Date”) pursuant to the Transaction Agreement and Plan of Merger, dated as of October 30, 2016, among GE, Baker Hughes, BHGE and Bear MergerSub, Inc., as amended by the Amendment to Transaction Agreement and Plan of Merger, dated as of March 27, 2017, among GE, Baker Hughes, BHGE, Bear MergerSub, Inc., BHI Newco, Inc. (“Newco 2”) and Bear MergerSub 2, Inc.

The Transactions included (i) the merger of Baker Hughes with an indirect, wholly-owned subsidiary of Baker Hughes, with Baker Hughes surviving the merger as a direct wholly-owned subsidiary of Newco 2 (the “First Merger”), (ii) the conversion of the surviving corporation of the First Merger into a Delaware limited liability company (which was originally named Newco LLC and then renamed Baker Hughes, a GE company, LLC) (“BHGE LLC”) (the “Conversion”), (iii) the merger of Newco 2 with BHGE, with BHGE surviving the merger (the “Second Merger” and collectively with the First Merger, the “Mergers”) and (iv) the transfer by GE to BHGE LLC, following the Mergers and the Conversion, of (1) all of the equity interests of the GE O&G holding companies that held directly or indirectly the assets and liabilities of GE O&G, including any GE O&G operating subsidiaries, and (2) $7.4 billion in cash in exchange for approximately 62.5% of the membership interests in BHGE LLC.

The GE O&G condensed combined financial statements included in this Current Report were prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of GE. The condensed combined financial statements are presented as carve-out financial statements and reflect exclusively the combined historical results of operations, financial position and cash flows of GE O&G as they existed as of and for the three and six months ended June 30, 2017, prior to the consummation of the Transactions. The condensed combined financial statements do not reflect any impact of the Transactions.

The condensed combined financial statements are unaudited. The results reported in these condensed combined financial statements should not be regarded as necessarily indicative of results that GE O&G would have achieved if GE O&G had operated as a separate stand-alone entity during the periods presented, or of results that may be expected in future periods or for the entire fiscal year. These condensed combined financial statements should be read in conjunction with the audited GE O&G combined financial statements for the three years ended December 31, 2016 and GE O&G unaudited condensed combined financial statements for the three months ended March 31, 2017, in each case together with the notes thereto, included in the Registration Statement beginning on page FS-1.

Our first report that will present the financial condition and results of operations of BHGE, reflecting the combined business of GE O&G and Baker Hughes following the Transactions, will be the Quarterly Report on Form 10-Q as of and for the three and nine months ending September 30, 2017. For accounting purposes GE O&G will be treated as the accounting “acquirer,” and, as such, in future filings, including our Quarterly Report on Form 10-Q as of and for the three and nine months ending September 30, 2017, the historical financial statements of the accounting acquirer, GE O&G, will be the historical financial statements of BHGE. The results of operations of the legacy Baker Hughes business will be reflected in the financial statements of BHGE only from the Closing Date.

SUMMARY CONDENSED COMBINED FINANCIAL STATEMENTS

CONDENSED COMBINED STATEMENT OF EARNINGS

(Unaudited)

	Three months ended June 30		Six months ended June 30
(In millions)	2017	2016	2017	2016
Revenues
Sales of goods	$2,232	$2,309	$4,444	$4,707
Sales of services	778	1,013	1,677	2,021
Total revenues	3,010	3,322	6,122	6,728

Costs and expenses
Cost of goods sold	1,983	2,065	3,820	4,116
Cost of services sold	540	626	1,063	1,274
Selling, general and administrative expenses	567	550	1,132	1,074
Interest and other financial charges	29	35	60	73
Other expenses / (income), net	(85)	8	(96)	33
Total costs and expenses	3,034	3,284	5,979	6,570
Earnings (loss) before income taxes	(24)	38	143	158

Provision (benefit) for income taxes	14	(20)	(29)	(62)
Net earnings (loss)	(10)	18	113	96

Less net gain/(loss) attributable to noncontrolling interests	6	-	4	(63)
Net earnings (loss) attributable to parent	$(16)	$18	$109	$159

Certain columns may not add due to the use of rounded numbers.

See Notes to the Condensed Combined Financial Statements.

CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three months ended June 30		Six months ended June 30
(In millions)	2017	2016	2017	2016
Net earnings (loss)	$(10)	$18	$113	$96
Less net gain/(loss) attributable to noncontrolling interests	6	-	4	(63)
Net earnings (loss) attributable to parent	(16)	18	109	159

Other comprehensive income (loss)
Investment securities	(26)	-	-	-
Currency translation adjustments	968	57	1,016	(21)
Cash flow hedges	5	2	9	(3)
Benefit plans	(3)	36	(4)	37
Other comprehensive income (loss)	944	95	1,021	13
Less other comprehensive income (loss) attributable to noncontrolling interests	2	2	4	(2)
Other comprehensive income (loss) attributable to parent	942	93	1,017	15

Comprehensive income (loss)	934	113	1,134	109
Less comprehensive gain/(loss) attributable to noncontrolling interests	8	2	8	(65)
Comprehensive income attributable to parent	$926	$111	$1,126	$174

Certain columns may not add due to the use of rounded numbers.

See Notes to the Condensed Combined Financial Statements.

CONDENSED COMBINED STATEMENT OF CHANGES IN EQUITY

(Unaudited)

	Six months ended June 30
(In millions)	2017	2016
Equity balance at January 1	$14,688	$14,388
Net earnings attributable to parent	109	159
Other comprehensive income attributable to parent	1,017	15
Net transfers from parent	860	583
Ending balance at June 30	16,674	15,145
Noncontrolling interests	179	186
Total equity balance at June 30	$16,854	$15,331

Certain columns may not add due to the use of rounded numbers.

See Notes to the Condensed Combined Financial Statements.

CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION

(Unaudited)

(In millions)	June 30, 2017	December 31, 2016
Current assets
Cash and equivalents	$2,021	$981
Current receivables	2,746	2,563
Inventories	3,132	3,224
Other current assets	763	633
Total current assets	8,662	7,401

Property, plant & equipment - net	2,281	2,325
Goodwill	6,770	6,680
Other intangible assets – net	2,392	2,449
Contract assets	2,436	1,967
All other assets	612	573
Deferred income taxes	313	326
Total assets	$23,466	$21,721

Current liabilities
Short-term borrowings	274	239
Accounts payable, principally trade accounts	2,089	1,898
Progress collections	1,545	1,596
All other current liabilities	894	1,201
Total current liabilities	4,802	4,934

Long-term borrowings	27	38
Non-current compensation and benefits	510	519
All other non-current liabilities	436	495
Deferred income taxes	837	880
Total liabilities	$6,612	$6,866
Equity
Accumulated other comprehensive (loss) – net attributable to parent
Investment securities	-	-
Currency translation adjustments	(786)	(1,801)
Cash flow hedges	(2)	(10)
Benefit plans	(87)	(83)
Net parent investment	17,549	16,582
Total equity attributable to parent	16,674	14,688
Noncontrolling interests (a)	179	167
Total equity	16,854	14,855
Total liabilities and equity	$23,466	$21,721

(a) Included AOCI attributable to noncontrolling interests of $(47) million and $(51) million at June 30, 2017 and December 31, 2016, respectively.

Certain columns may not add due to the use of rounded numbers.

See Notes to the Condensed Combined Financial Statements.

CONDENSED COMBINED STATEMENT OF CASH FLOWS

(Unaudited)

	Six months ended June 30
(In millions)	2017	2016
Cash flows - operating activities
Net earnings	$113	$96
Less net gain/(loss) attributable to noncontrolling interests	4	(63)
Net earnings attributable to parent	109	159
Adjustments to reconcile net earnings attributable to parent to cash provided by operating activities:
Depreciation of property, plant and equipment	141	162
Deferred income taxes	2	93
(Increase)/decrease in current receivables	(101)	174
Decrease in inventories	182	17
Increase/(decrease) in accounts payable	78	(237)
(Decrease) in progress collections	(87)	(352)
(Increase) in deferred charges	(382)	(399)
All other operating activities	(332)	147
Cash (used for) operating activities	(389)	(236)
Cash flows - investing activities
Additions to property, plant and equipment	(114)	(164)
Dispositions of property, plant and equipment	12	2
Net cash from acquisitions / dispositions	25	3
All other investing activities	(53)	(57)
Cash (used for) investing activities	(130)	(216)
Cash flows - financing activities
Net increase in borrowings (maturities of 90 days or less)	(16)	(132)
Repayments and other reductions (maturities longer than 90 days)	(64)	(124)
Newly issued debt (maturities longer than 90 days)	34	100
Net transfer from parent	1,565	560
All other financing activities	25	(123)
Cash from financing activities	1,544	281
Effect of currency exchange rate changes on cash and equivalents	17	(132)
Increase (decrease) in cash and equivalents	1,041	(303)
Cash and equivalents at Jan 1	981	1,432
Cash and equivalents at June 30	$2,021	$1,129
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$14	$20
Cash paid for taxes	129	92

Certain columns may not add due to the use of rounded numbers.

See Notes to the Condensed Combined Financial Statements.

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF THE BUSINESS

GE Oil and Gas (the “Business,” “GE O&G,” “we,” “our,” or “us”) offers its customers a leading portfolio of advanced technology and optimization support across the oil and gas value chain. With its operational headquarters in London, United Kingdom, the Business is comprised of assets, liabilities, and results of operations of certain dedicated legal entities within General Electric Company (“GE”), a U.S. listed company, as well as certain non-GE O&G legal entities, which are shared legal entities within GE.

We have global operations with a presence in North America, Europe, Asia, Africa, Australia and Latin America.. The Business has approximately 34,000 employees in more than 120 countries and has three reportable segments: Turbomachinery & Downstream Technology Solutions (“TMDTS”), Surface, Subsea & Drilling (“SS&D”) and Digital Solutions (“DS”).

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

These condensed combined financial statements were prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of GE. These combined financial statements as of June 30, 2017 and December 31, 2016, and for the three and six months ended June 30, 2017 and 2016 are presented as carve-out financial statements and reflect the combined historical results of operations, financial position and cash flows of GE O&G, in conformity with U.S. generally accepted accounting principles (“GAAP”).

All significant intercompany balances and transactions within the Business have been eliminated in these condensed combined financial statements.

The condensed combined financial statements reflect the attribution of the specifically identifiable assets and liabilities of the Business, including goodwill and other identifiable intangible assets arising from the historical acquisitions of businesses comprising GE O&G. Where a business included within the scope of GE O&G as of June 30, 2017 was historically acquired and operated within another GE business unit, the condensed combined financial statements reflect the assets, liabilities and results of operations of those businesses on a fully retrospective basis (in accordance with the guidance applicable to transactions between entities under common control) based on their carrying values, as reflected in the accounting records of GE.

GE uses a centralized approach to cash management and financing of its operations. This arrangement is not reflective of the manner in which the Business would have financed its operations had it been a stand-alone business separate from GE during the periods presented. Long-term intercompany financing, including strategic financing, and cash pooling arrangements, which are used to fund expansion or certain working capital needs, are excluded from the asset and liability balances in the Condensed Combined Statement of Financial Position. These amounts have instead been reported as “Net parent investment” as a component of equity.

GE and its affiliates provide a variety of services to the Business. Certain services, such as employee payroll, administering employee benefits plans and paying related claims, provision of voice and data networking, facility rent, outsourcing of certain functions, and other corporate services and overhead (including costs for executive compensation and stock options), are charged to the Business. In circumstances where charges were not historically billed to the Business by GE (or charges billed were not reflective of the full costs of doing business), those charges have been allocated to the Business and are reflected as Selling, general and administrative expenses in the Condensed Combined Statement of Earnings. Where specific identification of charges was not practicable, a reasonable method of allocation was applied to those charges based on either a proportional share of operating revenues, headcount, personnel costs, or estimates of use and the resulting allocation to the Business is recorded in Selling, general and administrative expenses in the Condensed Combined Statement of Earnings. The Business believes the allocations of these amounts were determined on a reasonable basis and the methods were applied consistently for the periods presented and reflect all of the costs of GE O&G. These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred or realized had GE O&G operated as a separate stand-alone entity during the periods presented. Consequently, the condensed combined financial statements do not necessarily represent the results the Business would have achieved if the Business had operated as a separate stand-alone entity during the periods presented.

Certain columns may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in millions. Unless otherwise indicated, information in these notes to the consolidated financial statements relates to continuing operations.

INTERIM PERIOD PRESENTATION

The condensed combined financial statements and notes thereto are unaudited. These statements include all adjustments (consisting of normal recurring accruals) that we considered necessary to present a fair statement of our results of operations, financial position and cash flows. The results reported in these condensed combined financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.

ACCOUNTING POLICIES

Please refer to Note 2, Basis of Presentation and Summary of Significant Accounting Policies, to the annual 2016 combined financial statements included in the Registration Statement on Form S-4 (File No. 333-216991), as amended, filed with the SEC by Baker Hughes, a GE company and declared effective on May 30, 2017 for the discussion of our significant accounting policies.

SUMMARY MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following summary discussion and analysis summarizes certain significant factors affecting the results of operations, financial condition and liquidity position of GE O&G as of and for the three and six months ended June 30, 2017 and 2016, and should be read in conjunction with the financial information of GE O&G provided in this report. Neither the following summary discussion and analysis nor the financial information of GE O&G represent the financial position or results of operations of the Oil & Gas operating segment of GE. The following summary discussion and analysis covers periods prior to the consummation of the business combination of GE O&G and Baker Hughes on July 3, 2017, described in the Current Report on Form 8-K filed by BHGE in connection with the closing of the Transactions (as defined herein) on July 3, 2017, and does not reflect this combination or its effect on future periods. The business combination will result in financial results that are materially different from those reflected in the financial information of GE O&G presented herein. The following summary discussion and analysis contain forward-looking statements that reflect GE O&G’s plans, estimates and beliefs. Actual results could differ materially from those discussed in the forward-looking statements.

Executive Summary

GE O&G operates in more than 120 countries, offering its customers a leading portfolio of advanced technology and optimization support. GE O&G is active in all segments of the oil and gas industry; upstream to downstream, greenfield to brownfield, onshore and offshore. GE O&G also delivers pipeline integrity solutions, a wide range of sensing, inspection and monitoring technologies and industrial power generation and compression solutions for the midstream liquefied natural gas and pipeline segments and downstream refining and petro-chemical segments.

For the three and six months ended June 30, 2017, the oil and gas industry dynamics continued to be challenging. The number of contract awards and rig count usage in U.S. onshore rigs are increasing period over period; however, the industry’s continued focus on both cost and capital spending reductions is impacting the overall profitability for suppliers and partners within the industry. While the financial performance of GE O&G continued to be adversely impacted, contract orders increased for the three months ended June 30, 2017 compared to the three months ended June 30, 2016 as evidenced by the strong book-to-bill ratio for the three months ended June 30, 2017. Over these periods, GE O&G continued to experience a reduction in sales volume across most of its product lines and continued to partially offset this trend through cost rationalization and reduction.

Factors Affecting Results of Operations

Oil and Gas Prices

The sharp decline experienced in oil and gas prices since 2014 and the prospect of a continuation of prevailing low oil and gas prices have caused GE O&G’s business to experience declines in orders, some project commencement delays and pricing pressures as capital spending by customers has been diminished, deferred or cancelled. Outside North America, customer spending is most heavily influenced by Brent oil prices and by regional or oil-linked natural gas prices, while in North America, customer spending is highly driven by WTI oil prices and natural gas prices, as measured by the Henry Hub Natural Gas Spot Price. In response to this uncertain industry outlook, GE O&G continues to realize benefits from cost saving actions with an increased focus on execution and productivity.

Results of Operations

Three Months Ended June 30, 2017 Compared to Three Months Ended June 30, 2016

Revenue

GE O&G’s revenue for the three months ended June 30, 2017 was $3,010 million, a decrease of $311 million, or 9.4%, from the three months ended June 30, 2016 primarily due to the continued decline in customer activity across most product lines, which reduced volume and prices, the combined effect of which totaled $281 million as well as a $30 million decline due to foreign exchange. The declines in volume and prices were primarily driven by the continued weakness in the global oil and gas industry.

Earnings before tax including gain/(loss) on noncontrolling interests

For the three months ended June 30, 2017, GE O&G's loss before income taxes was $24 million and the net gain attributable to noncontrolling interests was $6 million, for a total of $30 million loss before income taxes including the net gain on noncontrolling interests, a decrease of $68 million compared to the three months ended June 30, 2016. This decrease was primarily driven by the combined impact of lower volume and pricing headwinds of $100 million and lower cost productivity of $211 million. These were partially offset by cost deflation of $53 million. In addition, the business recorded $44 million in restructuring charges, which was a decrease of $193 million from the prior year. Foreign currency devaluation charges decreased by $36 million. Transactional, integration, and deal related costs were $55 million, which represents an increase of $52 million from the second quarter of 2016 due primarily to costs relating to preparations for closing the combination with Baker Hughes.

Income Tax

For the three months ended June 30, 2017, the GE O&G income tax benefit was $14 million compared to income tax expense of $20 million for the three months ended June 30, 2016. The effective tax rate for the three months ended June 30, 2017 was 44.6% as compared to 52.3% for the three months ended June 30, 2016. The decrease in the effective tax rate for the three months ended June 30, 2017 resulted from a higher benefit from income earned in foreign jurisdictions taxed at lower rates and from a lower level of non-deductible expenses and return to accrual adjustments.

Six months ended June 30, 2017 Compared to Six months ended June 30, 2016

Revenue

GE O&G’s revenue for the six months ended June 30, 2017 was $6,122 million, a decrease of $607 million, or 9.0%, from the six months ended June 30, 2016 primarily due to the continued decline in customer activity across most product lines, which reduced volume and prices, the combined effect of which totaled $536 million as well as negative impact from foreign exchange of $71 million. These declines are primarily driven by the continued weakness in the global oil and gas industry.

Earnings before tax including gain/(loss) on noncontrolling interests

For the six months ended June 30, 2017, GE O&G's earnings before income taxes were $143 million and the net gain attributable to noncontrolling interests was $4 million, for a total of $139 million earnings before income taxes including the net gain on noncontrolling interests. For the six months ended June 30, 2016, GE O&G's earnings before income taxes were $158 million and the net loss attributable to noncontrolling interests was $63 million, for a total of $221 million earnings before income taxes including the net loss on noncontrolling interests. The year over year comparison of earnings before income taxes including the impact from noncontrolling interests resulted in a decline of $82 million. This decrease was primarily driven by the combined impact of lower volume and pricing headwinds of $206 million. In addition, the business recorded $93 million in restructuring charges, a decrease of $220 million from the six months ended June 30, 2016. Cost deflation partially offset lower productivity with a combined effect of $106 million lower than the first half of 2016. Foreign currency devaluation charges decreased by $87 million, primarily due to currency devaluations in Angola and Nigeria in the first half of 2016, which did not recur in the first half of 2017. Transactional, integration, and deal related costs were $120 million which represents an increase of $112 million from the first half of 2016 due primarily to costs relating to the closing of the Baker Hughes business combination.

Income Tax

For the six months ended June 30, 2017, GE O&G income tax expense was $29 million compared to income tax expense of $62 million in the first half of 2016. The effective tax rates for the six months ended June 30, 2017 and 2016 were 20.4% and 39.2% respectively. The decrease in the effective tax rate for the six months ended June 30, 2017 resulted from a higher benefit from income earned in foreign jurisdictions taxed at lower rates, as well as a lower level of non-deductible expenses and return to accrual adjustments.

Financial Resources and Liquidity

GE O&G’s objective is to maintain sufficient liquidity and financial flexibility to fund its business operations. As of June 30, 2017, GE O&G had $2,021 million of cash and equivalents, compared to $981 million at December 31, 2016.  The increase was mainly driven by the settlement of intercompany financing positions with GE in anticipation of the closing of the combination with Baker Hughes. As of June 30, 2017, these cash flows have generally been recorded as financing activity with the parent in the Condensed Combined Statement of Cash Flows. The business combination with Baker Hughes is designed to be debt free with GE O&G retaining only $100 million of net cash upon completion of the transaction. For cash that is retained by GE O&G due to regulatory or other reasons at the completion of the Baker Hughes business combination, GE has the legal right to receive cash payment when the applicable restriction is lifted or, with respect to unrestricted cash, upon GE’s demand, in each case, net of certain costs incurred in transferring or repatriating the cash. As such, GE O&G will have liability to GE preliminarily estimated to be approximately $1.7 billion, which is not reflected in the financial resources section above as the business combination did not close until July 3, 2017, after the period covered by this report.

GE O&G mainly generates its cash from its operating activities. Historically GE O&G has participated in GE’s cash pooling arrangements to access liquidity and fund its operations, the effect of which is treated as net parent investment for carve out financial statement purposes. GE O&G has also accessed third party bank debt when needed to fill its short-term cash needs. GE O&G has not borrowed material amounts from third party banks or the capital markets to fund its operations.

As of June 30, 2017, approximately $1.0 billion of cash and equivalents were held in bank accounts and cannot be released, transferred or otherwise converted into a currency that is regularly transacted internationally, due to lack of market liquidity, capital controls or similar monetary or exchange limitations limiting the flow of capital out of the relevant jurisdiction.

Cash Flows

The following summarizes cash flows generated from (used in) each type of activity for each period:

Operating Activities

GE O&G’s largest source of operating cash is payments from customers, of which the largest component is collecting cash related to product or services sales including advance payments or progress collections for work to be performed. The primary use of operating cash is to pay GE O&G’s suppliers, employees, tax authorities and others for a wide range of material and services.

Cash flows from operating activities used $389 million and $236 million for the six months ended June 30, 2017 and 2016, respectively. Cash flows from operating activities decreased $153 million in the first six months of 2017 versus the first six months of 2016 primarily due to lower net earnings and increase in tax assets on U.S. losses. This cash usage was partially offset by lower inventory due to increased liquidation.

Investing Activities

Cash flows from investing activities used $130 million and $216 million for the six months ended June 30, 2017 and 2016, respectively. GE O&G’s principal recurring investing activity is the funding of capital expenditures, including property, plant and equipment and software, to support operations. Expenditures for capital assets were $114 million and $164 million for the six months ended June 30, 2017 and 2016, respectively, partially offset by cash flows from the sale of property, plant and equipment of $12 million and $2 million for the six months ended June 30, 2017 and 2016, respectively. In addition, approximately $25 million of investing cash flows were generated due to a business disposition in the second quarter of 2017 with no corresponding sale during the same period in the prior year.

Financing Activities

Cash provided from financing activities was $1,544 million for the six months ended June 30, 2017, an increase of $1,263 million compared to the six months ended June 30, 2016. This was primarily driven by (i) the settlement of intercompany financing activity in preparation for the business combination with Baker Hughes, (ii) a decrease in borrowing of $116 million and (iii) other financing charges increase of $148 million principally due to $102 million acquisition of the outstanding non-controlling interest in one of our consolidated subsidiaries during the first half of 2016.

Off Balance Sheet Commitments

GE O&G has contractual commitments and other commitments that are not necessarily reflected in GE O&G’s consolidated statement of financial position. There have been no material changes from those amounts disclosed in the Registration Statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in BHGE’s Registration Statement on Form S-4 (File No. 333-216991), filed on May 25, 2017; and those set forth from time-to-time in other filings with the SEC. The documents are available through BHGE’s website at: www.investors.bhge.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. We undertake no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions, and other matters are only our forecasts regarding these matters.

These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks, along with the following risk factors and the timing of any of these risk factors: Integration activities - the ability to successfully integrate Baker Hughes with GE Oil & Gas, including operations, technologies, products and services.

Economic and political conditions - the impact of worldwide economic conditions; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions.

Dependence on GE - we will be substantially dependent upon GE, which will be a significant supplier, and any failure by GE to supply us in accordance with applicable contractual terms could have a material effect on our business.

Oil and gas market conditions - the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; liquefied natural gas supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities.

Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.

Terrorism and geopolitical risks - war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; potentially burdensome taxation, expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks; epidemic outbreaks.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES, A GE COMPANY

Dated: July 28, 2017	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary

BAKER HUGHES, A GE COMPANY, LLC

Dated: July 28, 2017	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary